CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 3 to Form S-1 of our report dated December 31, 2012, (October 11, 2013 as to the effects of the restatement discussed in our report), on the consolidated financial statements of Bioanalytical Systems Inc. as of and for the year ending September 30, 2012 appearing in the 2013 Form 10-K of Bioanalytical Systems, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana

February 18, 2014